                                   EX-99.3




                       LEWIS SUPPLY COMPANY, INC.

                     UNAUDITED FINANCIAL STATEMENTS

                FIVE MONTHS ENDED JUNE 30, 1997 AND 1996








LEWIS SUPPLY COMPANY, INC.
CONDENSED BALANCE SHEETS
UNAUDITED
JUNE 30, 1997 AND 1996

                                                       1997              1996
ASSETS

CURRENT ASSETS
 Cash                                             $   59,216      $     -
 Accounts receivable, less allowance
  for doubtful account of $59,024 and $39,979      5,212,517         4,416,347
 Inventory                                         7,129,718         6,121,863
 Other current assets                                324,987           233,018
                                                  ____________________________
                    TOTAL CURRENT ASSETS          12,726,438        10,771,228

PROPERTY AND EQUIPMENT, less accumulated
     depreciation of $1,263,137 and $1,031,455       844,045           982,828
OTHER ASSETS                                           2,493             5,653
                                                  _____________________________
                                                  $13,572,976      $11,759,709

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
     Line of credit                               $     -          $ 6,236,714
     Current maturities of long-term debt              66,964           58,673
     Checks issued in excess of deposits            1,415,656             -
     Accounts payable                               2,187,193        2,055,788
     Accrued expenses                                 410,495          223,833
                                                   ___________________________
                              TOTAL CURRENT         4,080,308         8,575,008

LIABILITIES

LONG-TERM DEBT, less current maturities             6,410,250           100,152

SHAREHOLDERS' EQUITY
     Common stock, $10 par value, 50,000 shares
          authorized, 49,901 shares issued            499,010           499,010
     Additional paid-in capital                       743,483           743,483
     Retained earnings                              2,089,925         2,092,056
                                                    ___________________________
                                                    3,332,418         3,334,549
     Less 6,250 treasury shares                       250,000           250,000
                                                    ___________________________
                                                    3,082,418         3,084,549
                                                    ___________________________
                                                 $ 13,572,976       $11,759,709
See accompanying notes.

LEWIS SUPPLY COMPANY, INC.
CONDENSED STATEMENTS OF INCOME AND RETAINED EARNINGS
UNAUDITED
Five months ended June 30, 1997 and 1996


                                                     1997               1996
NET SALES                                       $  17,517,590       $15,897,728
COSTS AND EXPENSES
     Cost of sales                                 13,914,245        12,553,482
     Selling, general and administrative
       expenses                                     3,481,526         2,609,839
     Interest, net of interest income                 390,545           363,721
                                                _______________________________
                                                   17,786,316        15,527,042

         INCOME (LOSS) BEFORE INCOME TAXES          ( 268,726)          370,686

STATE INCOME TAXES (BENEFIT)                        (  16,100)           22,200
                                                _______________________________
NET INCOME (LOSS)                               $  (  252,626)       $  348,486

BEGINNING RETAINED EARNINGS                          2,745,494        1,961,191
     Distributions to shareholders                  (  402,943)       ( 217,621)
                                                 ______________________________
          ENDING RETAINED EARNINGS              $    2,089,925       $2,092,056

EARNINGS (LOSS) PER SHARE                        $ (      5.79)      $     7.98


See accompanying notes.



LEWIS SUPPLY COMPANY, INC.
CONDENSED STATEMENTS OF CASH FLOWS
UNAUDITED
Five months ended June 30, 1997 and 1996


                                                        1997             1996
OPERATING ACTIVITIES
     Net income (loss)                           $  ( 252,626)       $   348,486
     Adjustments to reconcile net income
      (loss) to net cash used by operating
       activities:
         Depreciation                                  100,062           100,600
         Changes in operating assets and liabilities:
                Accounts receivable                 (1,178,196)          254,892
                Inventory                           (  220,692)          150,767
                Other current assets                (   83,962)        (  23,588)
                Other assets                            31,950             5,326
                Checks issued in excess of deposits  1,415,656              -
                Accounts payable                    (  635,602)       (1,571,339)
                Accrued expenses                    (  238,315)       (  288,979)
                                                    _____________________________
                        CASH FLOWS FROM
                        OPERATING ACTIVITIES        (1,061,725)       (1,023,835)

INVESTING ACTIVITIES
     Property and equipment additions                (  58,516)       (   53,535)

FINANCING ACTIVITIES
     Proceeds from long-term debt                     6,325,952          -
     Increase in (reduction of) credit lines         (4,294,017)       1,314,225
     Reduction of long-term debt                     (  449,535)        ( 19,234)
     Distributions to stockholders                   (  402,943)        (217,621)
                                                     ____________________________
                         CASH FLOWS FROM
                         FINANCING ACTIVITIES         1,179,457        1,077,370
                                                     ____________________________

                         CASH AT END OF YEAR         $   59,216        $    -


See accompanying notes.

LEWIS SUPPLY COMPANY, INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS
UNAUDITED
June 30, 1997


NOTE A - ACCOUNTING POLICIES

Basis of presentation

The financial information included herein is unaudited: however, such information reflects all adjustments (consisting solely of normal recurring adjustments) which are, in the opinion of management, necessary for a fair statement of results for the interim period. This report should be read in conjunction with the Company's annual financial statements for the year ended January 31, 1997. The results of operations for the five month period are not necessarily indicative of the results to be expected for the full year.

Change in control

Effective June 26, 1997, the Company's outstanding stock was acquired by SETECH, Inc., a Tennesse-based industrial services provider. The Company is changing its financial reporting year to June 30 in order conform with that of such parent corporation.

Income taxes

The Company's stockholders have included the Company's taxable income in determination of their individual income tax liabilities under an S Corporation election. Accordingly, these financial statements include no provision for federal income taxes. The S Corporation election terminates with the above-mentioned change in the Company's control and the Company's future income will be subject to federal corporate income taxes.